  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form S-1 of Sunshine Biopharma, Inc. of our report dated April 2, 2018 on our audit of the financial statements of Sunshine Biopharma, Inc. as of and for the years ended December 31, 2017 and 2016, and the related statements of operations, shareholders’ equity (deficit) and cash flows, and the reference to us under the caption “Experts.”

BF Borgers, CPA PC
Lakewood, CO
October 8, 2018